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                     Exhibit 99.1 to Form 8-K of Kaneb Pipe Line Partners, L.P.
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):     OCTOBER 30, 1998



                              KANEB SERVICES, INC.
               (Exact name of registrant as specified in charter)



        DELAWARE                        001-05083                           74-1191271
(State of Organization)          (Commission File No.)        (I.R.S. Employer Identification No.)



            2435 NORTH CENTRAL EXPRESSWAY
                  RICHARDSON, TEXAS                                   75080
      (Address of Principal Executive Offices)                     (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 699-4000


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Registrant's independent accountant to audit the consolidated financial statements of the Registrant for each of its two most recent years ended December 31, 1997 and December 31, 1996. In September 1998, the Audit Committee of the Board of Directors of the Registrant sought proposals from four accounting firms, including PricewaterhouseCoopers and KPMG Peat Marwick LLP ("KPMG Peat Marwick"), with respect to the audit of the Registrant's consolidated financial statements for the year ending December 31, 1998. At its meeting on October 30, 1998, the Audit Committee reviewed such proposals, selected KPMG Peat Marwick to audit such financial statements and thereafter notified those four firms of its decision. This change in accountants may be construed as a "dismissal" of PricewaterhouseCoopers within the meaning of Item 304(a)(1)(i) of Regulation S-K of the Securities and Exchange Commission. As of the date of this report KPMG Peat Marwick is in the process of its standard prospective client evaluation procedures and has not accepted the engagement.

         The reports of PricewaterhouseCoopers on the financial statements of the Registrant for the years ended December 31, 1997 and December 31, 1996 do not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the Registrant believes that a disagreement existed as of October 30, 1998, between the Registrant and PricewaterhouseCoopers involving the timing of an adjustment to the financial statements of the Registrant to increase the carrying value of its investment in units of limited partnership interests of Kaneb Pipe Line Partners, L.P. (the "Partnership"), of which a subsidiary of the Registrant serves as the general partner. On August 14, 1998, pursuant to the terms of the partnership agreement of the Partnership, the subordination provisions of the Partnership ended (effective July 1, 1998), and all differences and distinctions between the three classes of limited partnership interests in the Partnership then outstanding automatically ceased. The Registrant believes that as of July 1, 1998, a difference of approximately $5.9 million exists between the capital attributable to the Registrant's limited partnership interests at such date and the carrying value on the books of the Registrant of its investment in such interests. Such difference arose during the period when the Registrant's interests were subordinated to senior interests. Pursuant to the allocation provisions of the partnership agreement of the Partnership, such subordination resulted in a disproportionate allocation of income and distributions to the senior interests and a disproportionate increase in the capital accounts attributable to the senior interests.

         Prior to October 30, 1998, PricewaterhouseCoopers had advised the Registrant that, subject to further discussion and analysis, it was of the view that the full amount of the adjustment should be recorded in income as of the termination of the subordination period. After considering appropriate alternatives, however, the Registrant believed as of October 30, 1998, that it was appropriate to amortize the differential using the straight-line method over a period of six years. Neither the Audit Committee nor the Board of Directors of the Registrant discussed these issues with PricewaterhouseCoopers. Had the entire differential been recorded in the third quarter of 1998, in accordance with the advice of PricewaterhouseCoopers, Registrant's net income for such quarter would have increased by approximately $5.7 million and its net income in each of the subsequent 23 quarters would not include approximately $0.25 million attributable to the adjustment. Other than as described above, during the Registrant's two most recent fiscal years and the subsequent period

                                      KSI-1

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through October 30, 1998, there were no disagreements with
PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure as defined by
Item 304(a)(1)(iv) of Regulation S-K, nor did any of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occur between the Registrant and PricewaterhouseCoopers.

         Prior to the selection of KPMG Peat Marwick for the Registrant's 1998 audit, the Registrant discussed with KPMG Peat Marwick certain significant accounting matters of which the Registrant was aware, including the issue described in the preceding paragraphs. However, prior to such selection, the Registrant did not seek the opinion or recommendation of KPMG Peat Marwick as to the issue described herein or any other accounting matters. Although representatives of KPMG Peat Marwick discussed these matters with the Registrant, they did not express an opinion or recommendation on them or the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements. KPMG Peat Marwick currently is considering the issue described herein, but has not advised the Registrant of its conclusion with respect thereto as of the date of this report. The issue is expected to be resolved prior to the filing of the Registrant's Quarterly Report on Form 10-Q for the third quarter of 1998.

         The Registrant has requested of KPMG Peat Marwick that it review the disclosure contained in this report and has provided it with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made herein by the Registrant with respect to it. The Registrant has authorized PricewaterhouseCoopers to respond fully to any inquiries of KPMG Peat Marwick concerning the matters referred to herein.

         The Registrant has provided PricewaterhouseCoopers with a copy of this report and has requested PricewaterhouseCoopers to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. The letter of PricewaterhouseCoopers is included as Exhibit 16.1 to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         16.1     -   Letter of PricewaterhouseCoopers LLP dated November 6,
                      1998.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   KANEB SERVICES, INC.



                                   By:                  MICHAEL R. BAKKE
                                                  Michael R. Bakke, Controller


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                                Exhibit 16.1 to Form 8-K of Kaneb Services, Inc.




November 6, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

              Kaneb Services, Inc. (Commission File Number 1-05083)

We have read Item 4 of Kaneb Services, Inc.'s Form 8-K dated November 6, 1998 and are in agreement with the first and fourth sentences of the first paragraph, the second and third paragraphs, the second sentence of the penultimate paragraph, and the last paragraph.

We make no comment with respect to any other information included in Item 4 of Kaneb Services, Inc.'s Form 8-K.


Yours very truly




PricewaterhouseCoopers LLP